EXHIBIT 4.1

                              DATED 8 AUGUST 2003

                      (1) NATIONAL WESTMINSTER BANK PLC

                                   - AND -


                       (2) NIAGARA LASALLE (UK) LIMITED

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                           FIFTH AMENDMENT AGREEMENT

                    RELATING TO A BANK FACILITIES AGREEMENT

                        DATED 21 MAY 1999 (AS AMENDED)

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                               1 Waterloo Street
                               Birmingham B2 5PG

                                Draft 05.08.03


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                                           CONTENTS

          1    INTERPRETATION                                           1
          2    AMENDMENT                                                1
          3    CONFIRMATIONS                                            1
          4    REPRESENTATIONS                                          2
          5    MISCELLANEOUS                                            2



         SCHEDULE - AMENDMENTS TO THE BANK FACILITIES AGREEMENT         3

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THIS AMENDMENT AGREEMENT is made on the 8th day of August 2003 BETWEEN:

(1) NATIONAL WESTMINSTER BANK PLC a company incorporated in England and Wales acting through its office at 2 St Phillips Place Birmingham B3 2RB (the "Bank"); and

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower")

WHEREAS:

(A) Pursuant to a bank facilities agreement dated 21 May 1999 between the Bank and the Borrower (the "Facilities Agreement") the Bank agreed to make available to the Borrower certain facilities.

(B) The Facilities Agreement was amended with effect on and from 30 June 2000 pursuant to an Amendment Agreement dated 11 September 2000 (the "First Amendment Agreement").

(C) The Facilities Agreement was further amended with effect on and from 30 June 2001 pursuant to an Amendment Agreement dated 16 July 2001 (the "Second Amendment Agreement").

(D) The Facilities Agreement was further amended with effect on and from 31 December 2001 pursuant to an Amendment Agreement dated 21 February 2002 (the "Third Amendment Agreement").

(E) The Facilities Agreement was further amended with effect on and from 31 March 2002 pursuant to an Amendment Agreement dated 9 May 2002 (the "Fourth Amendment Agreement").

(F) The Facilities Agreement was further amended by a side letter dated 13 May 2003 between the Bank and the Borrower (the "Side Letter").

(G) The First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, the Fourth Amendment Agreement and the Side Letter are collectively referred to in this Amendment Agreement as the "Prior Amendment Agreements".

(G) The Borrower and the Bank have subsequently agreed to certain further amendments to the Facilities Agreement as set out in this Amendment Agreement.

NOW IT IS AGREED as follows:

1.      INTERPRETATION

1.1     DEFINITIONS

         In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Facilities Agreement, save that any references to the "Facilities Agreement" in this Amendment Agreement shall mean such agreement as amended by the Prior Amendment Agreements.

1.2.    INTERPRETATION

         Clauses 1.2 - 1.12 (inclusive) of the Facilities Agreement shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2.      AMENDMENT

         As of and with effect from the date of this Amendment Agreement, the Facilities Agreement shall be further amended in accordance with the amendments set out in the Schedule to this Amendment Agreement.

3.      CONFIRMATIONS

3.1. Save as expressly amended by the Prior Amendment Agreements and this Amendment Agreement, the Facilities Agreement shall remain in full force and effect.

3.2. Each of the parties hereto confirms that, notwithstanding the amendment of the Facilities Agreement, each of the Lending Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Facilities Agreement and that, as and from the date of this Amendment Agreement, any and all references in each of the Lending Documents to the Facilities Agreement will, where applicable, be construed as references to the Facilities Agreement as amended by the Prior Amendment Agreements and this Amendment Agreement.

3.3.    This Amendment Agreement shall be a Lending Document.

4.      REPRESENTATIONS

         The Borrower hereby represents and warrants to the Bank that, save as expressly varied or amended by the Prior Amendment Agreements and this Amendment Agreement, the representations and warranties referred to in clauses 8.1 and 8.2 of the Facilities Agreement are correct on the date hereof.

5.      MISCELLANEOUS

5.1. This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

5.2. This Amendment Agreement shall be governed by and construed in accordance with English law.

5.3. The Borrower shall be responsible for, on an indemnity basis, the Bank's (and any of its advisers) costs including any VAT and disbursements incurred in connection with this Amendment Agreement

IN WITNESS whereof the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.



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                                   SCHEDULE

                    AMENDMENTS TO THE FACILITIES AGREEMENT

With effect on and from the date of this Amendment Agreement, the Facilities Agreement shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Facilities Agreement and all references to paragraph numbers are references to paragraphs of this Schedule.

1        Clause 1.1 of the Facilities Agreement shall be amended as follows:-

         1.1 the definition of "Management" shall be amended so that the references to "Raymond Rozanski" and "Tony Bagshawe" shall be deleted;

         1.2 the definition of "REVOLVING FACILITY" shall be amended so as to delete the figures and words of "(pound)9,800,000 (nine million eight hundred thousand pounds sterling)" and replace them with the figures and words "(pound)1,250,000 (one million two hundred and fifty thousand pounds Sterling)";

         1.3 the definition of "REVOLVING FACILITY AVAILABILITY PERIOD" shall be amended by the deletion of sub-clause (b) and (c) of that definition in their entirety and the substitution thereof with the following new sub-clauses (b) and (c):-

                (b) the date upon which the Borrower repays or reduces permanently the whole of all outstanding Revolving Advances or the Revolving Facility Available Amount as required by this Agreement; and

                "(c)  31 July 2005";

         1.4 the definition of "REVOLVING FACILITY AVAILABILITY AMOUNT" shall be amended by the deletion of figures and words in the first line of "(pound)9,800,000 (nine million eight hundred thousand pounds sterling)" in their entirety and the substitution thereof with the figures and words "(pound)1,250,000 (one million two hundred and fifty thousand pounds Sterling)";

2 Clause 2.1.2 of the Facilities Agreement shall be deleted in its entirety and replaced with the following new clause 2.1.2:-

                "2.1.2. the Revolving Facility for a term starting on the Completion Date and ending on 31 July 2005".

3 Clause 5.2 of the Facilities Agreement shall be amended by the deletion of the figures "(pound)100,000" in the second line and the substitution therefore of the figures "(pound)50,000" in its place.

4 Clause 7.2.5 of the Facilities Agreement shall be amended by the deletion of the figures "(pound)100,000" in the penultimate and last lines and the substitution therefore with the figures "(pound)50,000" in each of their places.

5. Clause 9.1.17 of the Facilities Agreement shall be amended by the deletion of the words "Raymond Rozanski" and the substitution therefore of the words "Anthony Verkruyse".

6 Clause 9.2.15(f) of the Facilities Agreement shall be deleted in its entirety.

7 Clause 24.2 of the Facilities Agreement shall be amended by the deletion of the words "Tony Bagshawe" in the fourth line and the substitution therefore with the words "Jane Withers" and the addition of the following wording:-

        "and with a copy to: Anthony Verkruyse
                             Chief Financial Officer
                             C/o LaSalle Steel Company
                             1412 150th Street
                             Hammond
                             Indiana 46327 and

before the word "or"  in the sixth line.

8 Clause 24.3 of the Facilities Agreement shall be amended by the deletion of (i) the reference to "PO Box 4641, 103 Colmore Row, Birmingham B3 3NR" after the words "Address" and the substitution therefore with the words "2 St Philips Place, Birmingham B3 2RB" and
         (ii) the figures "0121 234 2504" after the reference to "Facsimile No" and the substitution therefore of the figures "0121 262 7481/2".


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SIGNED BY /S/ MICHAEL SCHARF                SIGNED BY /S/ JASON NECKER


for and on behalf of                        for and on behalf of
NIAGARA LASALLE                             NATIONAL WESTMINSTER
(UK) LIMITED                                BANK PLC





AGREED

/S/ ROBERT J. KUSH Vice President
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Robert J Kush
For and on behalf of
M & T BANK